Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-34290, 333-57438, 333-57432, 333-57450, 333-133044, 333-133045, and 333-151196) and on Form S-3 (File Nos. 333-118176 and 333-125964) of Monro Muffler Brake, Inc of our report dated June 10, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Rochester, New York
June 10, 2010